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                                                Contract No. 8364

           GENERAL AMERICAN TRANSPORTATION CORPORATION

                      Car Service Contract


      THIS AGREEMENT, made and entered into as of the 10th day of

December,  1987,  by and between GENERAL AMERICAN  TRANSPORTATION

CORPORATION,  a New York corporation ("GATX"), and  PETRO  SOURCE

CORPORATION, a Utah corporation ("Customer"),

     1.   Definitions.

          (a) "AAR rules": the rules adopted by the Association of American Railroads governing the condition of and repairs to
railroad  cars  for  the  interchange  of  freight  traffic,   as
currently in effect and as subsequently amended.

          (b) "car" or "cars": the car or cars described in Riders attached to this Agreement.

          (c) "claims": any and all liability, charge, cost, loss, damage, expense or demand (including for personal injury or death), including reasonable attorneys' fees and court costs respecting the prosecution or defense thereof.

          (d) "cleaned of commodities": cleaned of all commodities and accumulations and deposits caused by commodities to the effect that there is no measurable amount of such commodities, accumulations and deposits remaining in the car and the car is safe for human entry.

          (e) "private tracks or premises": tracks or premises having other than railroad ownership, except that tracks or premises belonging to a railroad and leased to others than railroads shall be considered private tracks or premises.

          (f) "unavoidable delay": any GATX/Customer delay due to strike, lockout, act of God, inability to obtain labor or materials, act or failure to act of Customer/GATX, governmental action or restriction, enemy action, civil commotion, fire, casualty, or any other cause beyond the control of GATX/Customer whether or not of the class of causes heretofore enumerated.

     2. Description of Cars - Service Charges. GATX shall furnish to Customer and Customer shall accept and use, on the terms and conditions hereinafter set forth, the car or cars for the use of each of which Customer shall pay GATX the service charges set forth on the Riders attached to this Agreement. Service charges with respect to each car shall commence upon delivery of each car to Customer and shall continue in effect, subject to Article 6 hereof, until each such car is returned to GATX in accordance with Article 5 hereof. Service charges shall accrue monthly, in advance, upon the first day of each month, and Customer shall be invoiced monthly. Except for disputed amounts, payments of all charges payable by Customer to GATX under this Agreement shall be made, without deduction, to GATX at the address shown on the invoice within fifteen (15) days following the date of invoice. Payments not made within thirty (30) days of invoice may, at GATX's option, bear interest at the rate of 1% over the prime rate of interest quoted by Citibank N.A. per month on the unpaid balance (or such lesser interest rate as may be consistent with the law of the state of Customer's domicile) until the balance is paid.

     3. Delivery/Acceptance of Cars. Each car shall be deemed delivered to Customer hereunder upon acceptance by a railroad of instructions to forward such car to the destination point designated by Customer, except that any car which is already in Customer's service under an expiring agreement or an agreement terminated hereby shall be deemed delivered to Customer hereunder immediately upon the expiration or termination of such agreement. Furnishing of any car to Customer hereunder shall be subject to unavoidable delay. Customer shall cause each car delivered hereunder to be inspected within five (5) days after receipt at the destination point designated by Customer and failure of Customer promptly to report to GATX any defect in the car shall constitute acceptance of such car by Customer.

     4. Inspection of Cars/Responsibility for Damage. Customer is responsible for having each car visually inspected prior to each loading to determine whether such car is suitable for receiving, transporting and discharging the commodity to be loaded therein. Customer shall indemnify and hold GATX harmless from all claims resulting from conditions which have or should have been determined from such inspection. In addition, Customer shall be responsible for any loss of or damage (including corrosion damage) to any commodity, or to any car or part thereof caused by the commodity contained therein or incurred in the process of loading or unloading such commodity, or caused by the chemical environment in which the car is loaded, unloaded or stored, and Customer shall indemnify GATX from all claims resulting therefrom, unless such claims result directly from the negligent act or mission of GATX. As between Customer and GATX, Customer shall be responsible for any and all risk of loss of, damage to, or destruction of any car, or part thereof, occurring while such car is located upon private tracks or premises other than GATX's.

     5. Return of Cars. Promptly upon the expiration or termination of this Agreement with respect to any car, Customer shall return such car to GATX in the same condition complete with all parts, equipment and accessories as when initially delivered to Customer, ordinary wear and tear excepted, and cleaned of commodities; but nothing herein shall be constructed as relieving
GATX from its obligation to maintain the cars as provided in
Article 6 of this Agreement. Each car shall be deemed returned to GATX and service charges respecting such car shall abate hereunder when Customer shall release such car to a forwarding railroad within the boundaries of the United States (excluding
Alaska and Hawaii) in accordance with instructions furnished to Customer by GATX either at the final unloading point or at such other point mutually agreed upon between GATX and Customer.
Customer shall give GATX a minimum of thirty (30) days' advance notice, confirmed promptly in writing, of the return date of each car, including advice of the last contents of each such car.
GATX shall give Customer disposition instructions for each such car prior to the later of (a) the return date specified in Customer's notice, or (b) thirty (30) days following receipt by GATX of Customer's notice. Notwithstanding the foregoing, Customer shall pay service charges at 200% of the then current rate for any car not promptly returned pursuant to the terms hereof or for any returned car if Customer has not caused the car to be cleaned of commodities.

     GATX  may provide cleaning services with respect to some  or
all  of  the  cars.   Such cleaning services shall  be  performed
pursuant to a separate Car Cleaning Contract attached to this Agreement.

     6.   Maintenance/Modifications/Abatement of Service Charges.

           (a) GATX shall have each car maintained in accordance with the AAR Rules and the rules and regulations of the U.S. Department of
Transportation  and  of  any  other  federal  authorities  having jurisdiction  over tank car design, provided (except  for  normal running repairs performed by railroads) GATX has been advised  or has  actual  knowledge of the need for necessary maintenance  and subject  to  unavoidable delay.  No maintenance,  alterations  or repairs  to  any  car  shall be made or  authorized  by  Customer without GATX's prior written consent except that Customer  shall, at  its  expense, replace any removable tank parts (dome  covers,
outlet   caps,  etc.)  if  lost  or  damaged.   Any  maintenance,
alteration, repair or replacement to any car or part thereof made by Customer shall be done to standards and with parts that are of like  kind and at least equal quality to items being repaired  or replaced.  If Customer has or obtains information indicating that any  car  requires  maintenance, Customer shall  promptly  notify
GATX.   Upon request by GATX, Customer shall make any car needing
maintenance available at a car repair location designated by GATX cleaned of commodities. If any car is in need of maintenance, modification or alteration determined by GATX to be uneconomical to perform or if any car is determined by a railroad to have been destroyed, GATX has the option to terminate this Agreement with respect to such car effective upon notification by GATX to Customer or to substitute another car of approximately the same age, type and capacity under this Agreement within a period of time not to exceed sixty (60) days.

     (b) If a physical alteration or modification to any car is required by the AAR or any government, agency, group or committee exercising authority over tank car design or operation, GATX may, at its option, perform such alterations or modifications and Customer shall pay GATX as an additional charge an amount equal to the greater of (i) $1.50 per car per month for each $100.00 per car cost to GATX to perform such changes or (ii) such additional monthly charge as will cover the cost of the modification or alteration, including GATX's then current cost or money, over the estimated life of such modifications or alterations or of the car. Such charge will be effective upon date of acceptance by a railroad of instructions to forward such car to Customer after such change has been completed. Should GATX elect to make the alterations or modifications as aforesaid, Customer shall, upon notice from GATX, make the car available at a car repair location designated by GATX cleaned of commodities.

     (c) (I) When any car is moved to a car repair location (other than railroad shops) at GATX's request for maintenance, alteration or modification pursuant to this Article 6, service charges shall abate upon the date of arrival of such car at such GATX designated car repair location and shall resume at the end of the third day following acceptance by a railroad of instructions to return such car to Customer.

               (II) If any car is damaged in a railroad accident and the railroad delays in deciding whether such car is to be deemed destroyed, service charges for such car shall abate for the period commencing on the fifth day following the date upon which GATX receive notification of such railroad damage and shall resume at the end of the third day following acceptance by a railroad of instructions to return said car to Customer.

              (III) If any car maintenance is performed other than as set forth above, service charges shall abate for such car commencing upon the fifth day following the date upon which GATX shall receive notice of the need for such maintenance, and shall resume upon the date on which such maintenance is completed.
(IV) Notwithstanding the foregoing, service charges for any car shall not abate (A) while such car is out of service (i) due to damage for which Customer is responsible under this Agreement,
(ii) for lining application, maintenance, renewal or removal,
(iii) during periods of Customer delay in forwarding the car to a GATX designated facility, (iv) for work, other than normal maintenance, performed at Customer's request, or (v) for alteration or modification performed pursuant to Article 6(b; or, (B) if Customer has not caused the car to be cleaned of commodities as required under this Agreement.

       7. Lining. Customer shall pay the cost of the interior lining of any car and shall, at its sole cost and expense, maintain and renew all car linings (both new and currently existing) whenever necessary during the term of this Agreement, including when necessitated by repair to other portions of the car; and Customer is responsible for removing the lining from each car prior to its return to GATX at the expiration or termination of this Agreement
with   respect  to  such  car.   This  Article  7  shall   govern
notwithstanding anything to the contrary in Article 6 hereof.

     8. Reports, Mileage and Charges. Customer shall furnish GATX promptly with complete reports of the movements of each of the cars, including dates loaded and shipped, commodity, destination, and full junction routing. GATX shall use its best efforts to collect mileage earnings as paid by the railroads for car movements during the term hereof and shall credit such earnings to Customer's car service account when collected. For purposes of mileage accounting, all cars under all Car Service Contracts between GATX and Customer may be, at GATX's option, combined into a single account for the term of this Agreement, provided that the total mileage earnings so credited shall not exceed the aggregate car service charges payable by Customer thereunder. If the operation of any car during the term of this Agreement would result in charges being made against GATX by any railroad with respect to such car in accordance with the then prevailing tariffs or other applicable rules and regulations to which such railroad is a party, Customer shall pay GATX for such charges within the period specified by such tariffs, rules or regulations; and Customer shall use the cars upon each railroad over which the cars move in accordance with such tariffs, rules and regulations to which such railroad is a party.

     9. Lettering of Cars. Customer shall place no lettering or marking of any kind upon the cars without GATX's prior written consent; except that for the purpose of evidencing the operation of the cars in Customer's service hereunder or for purposes of indicating the nature of the material carried in the cars, Customer shall be permitted to board, placard or stencil the cars as required or permitted by the AAR Rules or the rules or regulations of any federal authority having authority over the lettering of tank cars with letters no greater than two (2) inches high (unless otherwise required by said authorities). Any lettering or marking done by Customer must be removed from the cars at Customer's expense upon termination of this Agreement.

     10. Taxes. GATX is responsible for payment of all ad valorem property taxes levied upon the cars and for filing all necessary returns and reports for such taxes. Customer shall pay, or cause to be paid, or shall reimburse GATX for all other taxes, including, but not limited to, sales, use, rental, gross income, and excise taxes (except net income taxes) as may be levied or assessed against GATX or Customer in connection with this Agreement, or arising out of any sale, lease, rental, use, operation, ownership, payment, shipment, or delivery of any cars.

    11. Indemnification. Customer shall indemnify and save harmless GATX from and against all claims made against GATX or which GATX may incur arising out of Customer's failure to comply with the terms and conditions of this Agreement, unless and to the extent such claim results from GATX's negligent act or omission, or is a claim for which a railroad(s) is responsible and has satisfied such responsibility. All indemnities contained in this Agreement shall survive the termination of this Agreement, howsoever the same shall occur.

    12. Assignment/Subcontracting/Liens. The cars shall be used exclusively in the service of Customer, and Customer shall not furnish, assign or subcontract any car, or make any transfer or assignment of this Agreement, without GATX's prior written consent, except that Customer may furnish any car for single trips to its customers or to its suppliers in accordance with the provisions of demurrage tariffs lawfully in effect, and provided that Customer shall remain liable to GATX for the fulfillment of all obligations under this Agreement. In the event Customer furnishes, assigns or subcontracts any car in violation of the foregoing, Customer shall pay GATX a daily surcharge equal to 100% of the prorated daily service charge for such car during the period of such furnishing, assignment or subcontract. This Agreement and the rights of Customer herein shall not be assignable or transferable by operation of law; and no title, leasehold, or property interest of any kind shall vest in Customer, or in Customer's successors or assigns, by reason of this Agreement, or by reason of the delivery of the cars to, or the use of the cars by, Customer, its successors or assigns subject to the foregoing limitations on assignment and subcontracting, this Agreement is binding upon and shall inure to the benefit of the parties hereto and their successor and assigns. Customer shall not permit any encumbrance or lien arising out of acts of or claim against Customer to be entered, levied, or to exist upon any car; and Customer shall have any such encumbrance or lien removed immediately after becoming aware of the existence thereof or upon written notice thereof from GATX.

     13. Remedies. If Customer shall fail to perform any of its obligations under this Agreement, GATX may (a) without notice or demand immediately terminate this Agreement with respect to any or all of the cars covered hereunder and thereafter take possession of any or all of such cars; or (b) upon seven (7) days prior written notice to Customer, change the term of this Agreement to a month-to-month term, subject to termination thereafter upon ten (10) days prior written notice from either party to the other; or (c) permit Customer to retain possession of any or all cars under this Agreement as the same may continue in force provided Customer shall, within five (5) days after written notice from GATX cure any and all defaults under this Agreement, and shall also, within said five (5) day period, provide to GATX adequate assurances (including collateral security) of future full performance of this Agreement, so that all amounts due hereunder shall promptly be paid by Customer to GATX when they shall become due, and that all covenants hereunder to be performed by Customer shall be promptly performed by it in the manner provided herein.
     The Customer shall be liable to GATX for all charges hereunder and no termination nor modification of this Agreement shall affect or modify any rights, claims, or obligations hereunder which shall have accrued prior to such termination or modification, except as otherwise specifically provided by such termination or modification.

     Upon termination by GATX of this Agreement as permitted by this Article 13, Customer shall thereupon, without further act or deed by GATX, be completely divested of any and all of Customer's rights and interests, if any, under this Agreement, and in and to any and all cars covered hereby. GATX shall thereupon be entitled to the immediate return of any and all such cars, cleaned of commodities, all at Customer's expense.

     In the event bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceeding is instituted by or against Customer, under the United States Bankruptcy Code or other law of the United States or any State, then, unless the Customer, as debtor or debtor-in-possession in any such bankruptcy or other proceeding or any Trustee acting therein, shall comply with the provisions of
Section 365 of the United States Bankruptcy Code (as now existing or hereafter amended), GATX shall be entitled to the immediate return of all cars covered hereby cleaned of commodities, by summary proceedings, or otherwise, with no liability by reason thereof. Customer hereby waives any rights now or hereafter conferred by statute or otherwise to object to or contest any such legal action or proceeding instituted by GATX to recover possession of the cars.

     The rights and remedies herein given to GATX in no way limit its right and remedies at law or in equity.

     14. Use of Cars. No car shall be utilized in unit train service, nor shall the average loaded mileage of all cars under this Agreement exceed eighteen thousand (18,000) miles during any calendar year during the term hereof, unless consented to in writing by GATX in advance of such use. The cars shall be used exclusively within the boundaries of the United States (excluding Alaska and Hawaii), Canada and Mexico. Customer is responsible for all taxes and duties and for complying with all governmental requirements arising out of any of the cars leaving, being outside of, or returning to the boundaries of the United States; and Customer shall defend and hold harmless GATX from any claim connected therewith. Customer shall comply with all AAR and governmental regulations respecting the use and operation of each of the cars during the term of this Agreement.

     15. Limitation of Obligations. GATX's/Customer's obligations under this Agreement are limited to those expressly set forth herein, AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED BY GATX. IN NO EVENT SHALL GATX/CUSTOMER HAVE ANY LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES.

     16. Subordination. This Agreement and all rights of Customer (and of any persons claiming or who may hereafter claim under or through Customer) under this Agreement, including any purchase option or options provided for herein are hereby made subject and subordinate to any leveraged lease, chattel mortgage, conditional sale or other financing agreement heretofore or hereafter established with respect to any of the cars including any equipment trust agreement and to all rights of a trustee under any such agreement. Any assignment, subcontract, or loan of cars made by Customer pursuant to Article 12 of this Agreement shall be expressly made subject to the above subordination. At the request of GATX, the cars may be lettered or marked to identify the legal owner of the cars at no expense to Customer. If during the continuance of this Agreement, any such marking shall at any time be removed or become illegible in whole or in part, Customer shall immediately cause such marking to be restored or replaced at GATX's expense.

       (c)  Miscellaneous.  This Agreement, together with any and all
exhibits   attached  hereto,  constitutes  the  entire  agreement
between GATX and customer. This Agreement may not be amended, altered, or changed except by written agreement signed by the parties hereto. No waiver of any provision of this Agreement or consent to any departure by Customer or GATX therefrom shall be effective unless the same shall be in writing signed by both parties and then such waiver or consent shall be effective only in  the  specific instance and for the purpose for  which  given.
The   headings  that  have  been  used  herein  are  solely   for
convenience and shall not be construed in any event or manner as interpretive or limiting the interpretation of this Agreement.

     The invalidity of any provision of this Agreement shall not affect the remainder hereof, which shall in such event be construed as if such invalid provision had not been inserted.

     In the event the AAR Rules conflict with any provision of this Agreement, the provision of this Agreement shall control

     This Agreement shall be governed by and construed under the laws of the State of Illinois.

     17. Term. Unless otherwise terminated pursuant to this Agreement, this Agreement shall remain in full force and effect until the expiration of all Riders attached hereto. Customer's obligations to GATX under this Agreement, however, shall remain in full force and effect until the time all cars are returned to GATX pursuant to Article 5 of this Agreement.

    18. Notices. All notices hereunder shall be in writing and shall be deemed delivered when mailed, postage prepaid, as follows:

     To Customer:

     PETRO SOURCE CORPORATION
     P. O. box 27
     Salt Lake City, Utah     Attention:  Vice President
     84110.

     To GATX:

     General American Transportation Corporation
     120 s. Riverside Plaza
     Chicago, IL  60606       Attention:  Contract Administrator




      IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first above mentioned.

ATTEST:             GENERAL AMERICAN TRANSPORTATION CORPORATION



Karen De Long           By:  J.L.Moran
Assistant Secretary          Senior Vice president

(Customer to affix
its corporate seal here)
ATTEST:                       PETRO SOURCE CORPORATION
                          __________________________________

____________________   By: William Howard
Secretary                     Vice President






              Amendment No. 1 to Contract No. 8364

     THIS  AMENDMENT,  made  and entered into  this  1st  day  of
November,  1994,  by and between GENERAL AMERICAN  TRANSPORTATION
CORPORATION     ,  a  New York corporation,  ("GATX")  and  PETRO
SOURCE CORPORATION  , A Utah corporation, ("Customer").

     WHEREAS, GATX and Customer entered into Car Service contract
No. 8364 on December 10, 1987; and;

     WHEREAS,  GATX and Customer desire to amend the Car  Service
Contract on the terms hereinafter set forth.

     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES  SET
FORTH BELOW, THE PARTIES HERETO AGREE AS FOLLOWS:

A.    The  Car  Cleaning contract appended  to  the  Car  Service
Contract is hereby deleted and the following inserted in its place:

Car Cleaning Contract

     Subject to the terms and conditions of this Car cleaning Contract ("Contract"), GATX agrees that is will clean any car furnished to Customer under the Car Service Contract at a GATX car cleaning facility when such cleaning is necessary for repair of such car by GATX under the Car Service Contract, and, at GATX's discretion, upon return to GATX at the termination of the Car Service contract.

     The term "Waste Material" shall mean material removed from a GATX car at a GATX designated car cleaning facility in accordance with the terms of this Contract. Waste Material includes material removed from a car and (I) disposed of by GATX as waste or (ii) sold or recycled by GATX as reusable product.

     1. Services. Subject to unavoidable delay, GATX shall collect, contain, treat, handle, recycle or dispose of Waste Material as described in the Waste Profile (as defined below) and the Uniform Hazardous Waste Manifest issued by customer to GATX and accepted
by  GATX.   GATX  shall  have a car cleaned  at  a  car  cleaning
facility owned and operated by GATX. Upon agreement between GATX and Customer the car may be cleaned at a facility owned and operated by another party.

     GATX retains the right to refuse to clean any car containing any particular Waste Material. In such event, GATX shall notify
Customer and Customer shall have the car cleaned elsewhere.

     2.   Waste profile.  Customer shall provide GATX with a written
physical   and   chemical  description  and  an   analysis   (the
description and analysis are collectively the "Waste Profile") of the Waste material to be handled by GATX hereunder. The Waste Profile shall include approximate percentage concentrations of the constituents of the Waste Material, shall list any known unique chemical characteristics and shall describe the processes, if  known,  which generated the Waste material that would  be  of
significance  to  the proper handling of the Waste  Material.   A
Material Safety Data sheet covering the Waste material or any component thereof shall accompany the Waste Profile. The Waste Profile shall be provided to GATX before GATX takes possession of the Waste Material.

    3.   Non-conforming Waste.
     A.   Waste Material shall be deemed "Non-conforming" if:

          a. Waste Material does not conform in any material respect to the specifications, descriptions, analysis or limitations stated in the Waste Profile; or

          b. Waste Material contains components which are not specifically identified in the Waste Profile ("Unidentified
Components"); and
               i. the Unidentified Components increase the nature or extent of the hazard or risk retention undertaken by GATX in handling or disposing of the Waste material; or

              ii. GATX's facility is not designed or permitted to handle, store, recycle or dispose of the Waste Material containing the unidentified Components.

     B. If GATX determines that any Waste material delivered to GATX by Customer is Non-Conforming, GATX shall notify Customer and the parties shall arrange for satisfactory disposition of the Waste
Material  by  Customer.   If the parties  cannot  reach  such  an
agreement, GATX may reject and return any Non-Conforming Waste material to Customer by any means at Customer's cost.

     4. Title. Title to the Waste material shall pass from customer to GATX upon removal of the Waste Material from the car at a
cleaning  facility  owned and operated by GATX.   Title  to  Non-
Conforming   Waste  Material  shall  revest  in   Customer   upon
notification to Customer of GATX'' rejection of the Waste Material pursuant to Section 3 B, above, unless GATX agrees in writing to perform services with respect to such Non-Conforming Waste material pursuant to the terms of this Contract and for a price to be agreed.

     5. GATX Warranties. GATX represents and warrants to Customer that:

     A. GATX understands the currently known environmental hazards and risks involved in the handling of the Waste Materials which are described on the Waste profiles.

     B. Any disposal facility owned and operated by GATX used for disposal of Waste Materials hereunder has or will have at the time of disposal all permits, licenses, certificates or approvals which are required by applicable laws.

     C. Cleaning services performed at a cleaning facility owned and operated by GATX shall be performed in accordance with the standards prevailing in the tank car cleaning industry and shall comply with all federal, state and local laws and regulations applicable to such services.

     6. Customer Warranties. Customer represents and warrants to GATX that:

     A. The description of the Waste Material on each Waste Profile is true and correct in all material respects.

     B. After designating the components of the Waste material on each Waste Profile, Customer will not mix the Waste material with other materials or otherwise cause the material alteration of the characteristics or components of the Waste Material.

     C. Any manifest or shipping document which Customer is required by applicable laws to deliver to GATX at the time of tender of the Waste Material shall be delivered in the form and number required and shall be prepared in the manner and executed by those persons specified in such laws.

     7. Compensation. The costs for cleaning any car hereunder at a cleaning facility owned and operated by GATX will be at the prices currently established by GATX at the time of the cleaning.
If, upon agreement between GATX and Customer the car is cleaned at a facility owned and operated by another party, the costs for cleaning such car will be the prices charged by that facility for its services.

     8. Cars to be Empty. The base prices for cleaning cars hereunder at a facility owned and operated by GATX is based on the assumption that the car to be cleaned is "empty" (containing less than one (1) inch of residue at the deepest point in the car or one atmosphere of pressure). If any car is received by GATX not in an empty condition, either (i) the car will be returned to Customer at its expense and all service charges under the Car Service Agreement will continue, or (ii) Customer and GATX will agree upon the price for cleaning that car.

     9. Prohibited Commodities. GATX shall notify Customer from time to time of those materials which Customer is prohibited from sending to any GATX designated facility at any time or to any disposition point at the expiration or termination of the Car Service Contract. Any car containing any such materials shall be cleaned of commodities by Customer prior to the forwarding or movement of such car to any such point. If not so cleaned, such car shall be returned to Customer at its expense for cleaning and all service charges under the Car Service Contract shall continue until such car is returned to GATX cleaned of commodities.

    10. GATX Indemnity. GATX shall indemnify, defend and hold Customer harmless from and against costs, claims, expenses and causes of action brought against or paid or incurred by Customer arising out of the handling, storage, transportation or disposal of Waste Material title to which has passed to GATX pursuant to this Contract.

   11. Customer Indemnity. Customer shall indemnify, defend and hold GATX harmless from and against costs, claims, expenses and causes of action brought against or paid or incurred by GATX arising out of any error or omission in the Waste Profile or Uniform Hazardous Waste Manifest issued by Customer to GATX pursuant to this Contract.

   12. Miscellaneous. This Contract is subject to all the terms and conditions of the Car Service Contract.

B. Article 8 of the Car Service Contract is hereby amended by deleting the first sentence thereof.

C. Article 11 of the Car Service Contract is hereby amended to read as follows:

     a. Except as otherwise provided in Article 4 of this Agreement, Customer shall indemnify and save harmless GATX from and against all claims made against GATX or which GATX may incur arising out of Customer's failure to comply with the terms and conditions of this Agreement, except to the extent such claim is a claim for which a railroad(s) is responsible and has satisfied such responsibility; and, provided, that to the extent any negligence on the part of GATX is a legal cause of such claim, Customer's obligations to indemnify and hold GATX harmless shall be reduced by an amount which corresponds to the extent of GATX's negligence.

     b. All indemnities contained in this Agreement shall survive the termination of this Agreement, howsoever the same shall occur.

D. The first sentence of Article 12 of the Car Service Contract is hereby amended to read as follows:

     THE  CARS  SHALL  BE  USED EXCLUSIVELY  IN  THE  SERVICE  OF
     CUSTOMER, AND CUSTOMER SHALL NOT FURNISH, ASSIGN OR SUBCONTRACT ANY CAR, OR MAKE ANY TRANSFER OR ASSIGNMENT OF THIS AGREEMENT, WITHOUT GATX'S PRIOR WRITTEN CONSENT, except that Customer may furnish any car for single trips to its customers or to its suppliers in accordance with the provisions of demurrage tariffs lawfully in effect, and provided that Customer shall remain liable to GATX for the fulfillment of all obligations under this Agreement.

E. The last sentence of Article 15 of the Car Service Contract is hereby amended to read as follows:

     IN  NO  EVENT SHALL EITHER PARTY HAVE ANY LIABILITY  TO  THE
     OTHER  FOR  CONSEQUENTIAL OR INCIDENTAL DAMAGE,  WHETHER  IN
     CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

F. The last sentence of Article 17 is hereby amended to read as follows:

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER  THE
     LAWS OF THE STATE OF ILLINOIS.

GENERAL AMERICAN TRANSPORTATION CORPORATION


By: ____________________
    General Manager

PETRO SOURCE CORPORATION


By: _________________________________________________
     Title


              Amendment No. 2 to Contract No. 8364

Gentlemen:

Please  reference  the Car Service Contract  dated  December  10,
1987,  by and between GENERAL AMERICAN TRANSPORTATION CORPORATION
("GATX") AND PETRO SOURCE CORPORATION ("PETRO") which contract is hereinafter referred to as the "Contract".

WHEREAS,  CROWN  ASPHALT PRODUCTS COMPANY ("CROWN")  has  assumed
effective   July   1,  1998,  all  responsibilities,   continuing
obligations, and future business of PETRO;

WHEREAS, PETRO has assigned the Contract to CROWN pursuant to the aforesaid assumption, subject to the consent of GATX.

NOW, THEREFORE, the parties hereto agree as follows:

FIRST:   GATX hereby consents to the assignment by PETRO  of  its
rights and interests under the Contract to CROWN.

SECOND: CROWN agrees to and hereby does accept the assignment and expressly assumes and agrees to pay all of PETRO's debts, obligations, liabilities, charges and indemnities under the Contract. CROWN further assumes and agrees to perform each and every duty and obligation to be performed by PETRO under the Contract in accordance with the terms thereof.

THIRD: This letter, when signed by GATX and confirmed by CROWN, shall constitute an amendment to the Contract effective July 1, 1998. PETRO and CROWN agree that car service invoicing and credits for mileage earnings will be issued by GATX to CROWN effective as of October 1, 1998. Any adjustments thereto for this period after the effective date hereof and October 1, 1998 shall be made between PETRO and CROWN.

                         Very truly yours,

                         GENERAL AMERICAN TRANSPORTATION
                         CORPORATION


                         By:___________________________________________
                              Manager of Fleet Portfolio & Pricing

CROWN ASPHALT PRODUCTS COMPANY

BY: __________________________________
     Title